Exhibit 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	713/646-4222 — 800/564-3036	713/646-4455 — 800/564-3036

FOR IMMEDIATE RELEASE

PAA Natural Gas Storage Reports

Second-Quarter 2011 Results

(Houston — August 3, 2011) PAA Natural Gas Storage, L.P. (NYSE: PNG) today reported net income of $15.9 million for the second quarter of 2011 as compared to net income for the second quarter of 2010 of $7.2 million. Net income per diluted limited partner unit for the second quarter of 2011 equaled $0.22.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $26.3 million for the second quarter of 2011, compared with EBITDA of $13.5 million for the second quarter of 2010.

The Partnership’s reported results include items that affect comparability between reporting periods. These items are excluded from adjusted results, as further described in the second table below.  Accordingly, the Partnership’s second-quarter 2011 adjusted net income and adjusted EBITDA were $17.1 million and $27.5 million, respectively, as compared to second-quarter 2010 adjusted net income and adjusted EBITDA of $7.9 million and $14.2 million, respectively.  The Partnership’s adjusted net income per diluted limited partner unit for the 2011 second quarter was $0.23. (See the section of this release entitled “Non-GAAP and Segment Financial Measures” and the tables included with this press release for discussion of adjusted EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“PNG delivered second-quarter operating and financial results near the high end of our guidance range, reflecting continued solid performance from our fee-based assets, lower than projected costs and accelerated realization of certain profitability previously anticipated during the second half of the year,” stated Dean Liollio, President of PAA Natural Gas Storage.  “Although the current environment for natural gas storage is challenging, our facilities are 95% contracted for the 2011/2012 storage season and approximately 80% contracted for the 2012/2013 season, providing stability that supports our earnings and cash flow.  We are also continuing to progress our low-cost organic expansion projects, and remain active, but selective, in evaluating strategic and accretive acquisition opportunities.”

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The following tables present certain selected financial information for the applicable periods (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues
Firm Storage Services
Reservation fees	$32,903	$22,192	$60,285	$39,685
Cycling fees and fuel-in-kind	2,512	1,419	4,254	2,599
Hub Services	2,234	1,280	4,635	2,936
Natural Gas Sales	15,973	—	34,069	—
Other	742	(733)	1,541	1,143
Total revenue	54,364	24,158	104,784	46,363

Storage related costs	(4,331)	(4,963)	(10,138)	(11,523)
Natural gas sales costs	(15,133)	—	(32,732)	—
Operating costs (except those shown below)	(2,915)	(1,420)	(6,002)	(3,424)
Fuel expense	(1,107)	(533)	(2,202)	(1,054)
General and administrative expenses (1)	(4,641)	(3,740)	(13,825)	(7,754)
Other income (expense)	17	(1)	17	(6)
EBITDA	$26,254	$13,501	$39,902	$22,602

Selected items impacting comparability	1,253	658	7,105	473
Adjusted EBITDA	$27,507	$14,159	$47,007	$23,075

Reconciliation to net income
Depreciation, depletion and amortization	(8,940)	(3,515)	(15,409)	(6,456)
Interest expense, net of capitalized interest	(1,445)	(2,754)	(2,279)	(5,791)
Adjusted Net Income	$17,122	$7,890	$29,319	$10,828

Selected items impacting comparability	(1,253)	(658)	(7,105)	(473)
Net income	$15,869	$7,232	$22,214	$10,355

(1)    Includes equity compensation expense for all periods presented.  The first six months ended June 30, 2011 includes approximately $4 million of acquisition-related costs incurred during the first quarter of 2011.

Second-quarter 2011 adjusted EBITDA increased approximately 94% over the prior-year period.  This increase was primarily attributable to the benefit of the Southern Pines acquisition (which closed on February 9, 2011) and additional capacity being placed into service at Pine Prairie, partially offset by higher operating costs (primarily attributable to continued expansion of our business).

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following table highlights the selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in thousands, except per unit amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Selected Items Impacting Comparability - Income / (Expense):
Equity compensation expense	$(1,262)	$(428)	$(2,658)	$(843)
Acquisition-related expense	(55)	—	(4,050)	—
Mark-to-market of open derivative positions	64	(230)	103	370
Insurance deductible related to property damage incident	—	—	(500)	—
Selected items impacting comparability	$(1,253)	$(658)	$(7,105)	$(473)

Selected items impacting comparability	$(1,253)	$(483)	$(7,105)	$(483)
Less: GP 2% portion of selected items impacting comparability (1)	25	10	142	10
LP 98% portion of selected items impacting comparability (1)	$(1,228)	$(473)	$(6,963)	$(473)

Impact to basic net income per limited partner unit (1) (2)	$(0.01)	$(0.01)	$(0.11)	$(0.01)
Impact to diluted net income per limited partner unit (1) (2)	$(0.01)	$(0.01)	$(0.11)	$(0.01)

(1)             The GP allocation and per unit information is not applicable for the portion of the 2010 periods preceding the closing of our initial public offering on May 5, 2010.

(2)             Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

The Partnership’s common units and Series A subordinated units outstanding as of June 30, 2011 totaled 71.1 million.  An additional 13.5 million Series B subordinated units (which do not receive distributions) are outstanding and do not convert to Series A subordinated units unless certain performance conditions are met. At June 30, 2011, the Partnership had $172 million of available liquidity on its revolving credit facility.

The Partnership has announced a quarterly distribution of $0.3450 ($1.38 on an annualized basis) per unit payable on August 12, 2011 on its outstanding common units and Series A subordinated units.

Prior to its August 4th conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the third quarter and full year of 2011.  A copy of the Form 8-K will be available on the Partnership’s website at www.pnglp.com.

Non-GAAP and Segment Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses Adjusted EBITDA and distributable cash flow in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operations and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

agencies and debt holders have indicated are useful in assessing us and our results of operations. Adjusted EBITDA and/or distributable cash flow may exclude, for example, the impact of unique and infrequent items, items outside of management’s control and/or items that are not indicative of our core operating results and business outlook, which we have defined hereinafter as “selected items impacting comparability.”

A reconciliation of adjusted EBITDA to net income for the periods presented is included in the tables of this release. In addition, the Partnership maintains on its website (www.pnglp.com) a reconciliation of all non-GAAP financial information, such as adjusted EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Conference Call

The Partnership will host a joint conference call with Plains All American Pipeline, L.P. at 11:00 AM (Eastern) on Thursday, August 4, 2011 to discuss the following items:

1.              The Partnership’s second-quarter 2011 performance;

2.              The status of expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the third quarter and full year of 2011; and

5.              The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.pnglp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, you may access the live conference call by dialing toll free 800-230-1085. International callers should dial 612-332-0345. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PNG’s website at www.pnglp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 209878.  The replay will be available beginning Thursday, August 4, 2011, at approximately 1:00 PM (Eastern) and continue until 12:59 PM (Eastern) Sunday, September 4, 2011.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements.  These risks and uncertainties include, among other things, significantly reduced volatility and/or lower spreads in natural gas markets for an extended period of time; factors affecting demand for natural gas storage services and the rates we are able to charge for such services, including the balance between the supply of and demand for natural gas; our ability to maintain or replace expiring storage contracts, or enter into new storage contracts, in either case at attractive rates and on otherwise favorable terms; factors affecting our ability to realize short term optimization revenues from transactions involving uncontracted or unutilized capacity at our facilities; the effects of competition; geologic or other factors that affect the timing or amount of crude oil and other liquid hydrocarbons that we are able to produce in conjunction with the operation of our Bluewater facility; market or other factors that affect the prices we are able to realize for crude oil and other liquid hydrocarbons produced in conjunction with the operation of our Bluewater facility; the impact of operational and commercial factors that could result in an inability on our part to satisfy our contractual commitments and obligations, including the impact of equipment performance, cavern operating pressures, and cavern temperature variances; risks related to the development and operation of natural gas storage facilities; failure to implement or execute planned internal growth projects on a timely basis and within targeted cost projections; the effectiveness of our risk management activities; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; the successful integration and future performance of acquired assets or businesses; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; shortages or cost increases of supplies, materials or labor; weather interference with business operations or project construction; our ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the availability of, and our ability to consummate, acquisition or combination opportunities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; increased costs or unavailability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plan; future developments and circumstances at the time distributions are declared; and other factors and uncertainties inherent in the development and operation of natural gas storage facilities discussed in the Partnership’s filings with the Securities and Exchange Commission.

PNG is a publicly traded master limited partnership engaged in the development, acquisition, operation and commercial management of natural gas storage facilities. The Partnership currently owns and operates three natural gas storage facilities located in Louisiana, Mississippi and Michigan. The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by Plains All American Pipeline, L.P. (NYSE: PAA). The Partnership is headquartered in Houston, TX.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

REVENUES	$54,364	$24,158	$104,784	$46,363

COSTS AND EXPENSES
Storage related and natural gas sales costs	19,464	4,963	42,870	11,523
Other operating costs (except those shown below)	2,915	1,420	6,002	3,424
Fuel expense	1,107	533	2,202	1,054
General and administrative expenses (1)	4,641	3,740	13,825	7,754
Depreciation, depletion and amortization	8,940	3,515	15,409	6,456
Total costs and expenses	37,067	14,171	80,308	30,211
Operating income	17,297	9,987	24,476	16,152
OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(1,445)	(2,754)	(2,279)	(5,791)
Other income (expense)	17	(1)	17	(6)
Net income	$15,869	$7,232	$22,214	$10,355

CALCULATION OF LIMITED PARTNER NET INCOME: (2)
Net Income	$15,869	$4,927	$22,214	$4,927
Less: General partner interest in net income	399	99	607	99
Limited partner interest in net income	$15,470	$4,828	$21,607	$4,828

Net income per limited partner unit - basic	$0.22	$0.11	$0.33	$0.11
Net income per limited partner unit - diluted	$0.22	$0.11	$0.33	$0.11

Limited partner units outstanding - basic (3)	71,119	45,519	65,325	45,519
Limited partner units outstanding - diluted (3)	71,137	45,525	65,344	45,525

OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net revenue margin (4)(5)	$34,836	$19,425	$61,811	$34,470
Operating costs / G&A / Other	(7,329)	(5,266)	(14,804)	(11,395)
Adjusted EBITDA	$27,507	$14,159	$47,007	$23,075

Average working storage capacity (Bcf)	75	50	67	45

Monthly Operating Metrics ($/Mcf):
Net revenue margin (4)(5)	$0.15	$0.13	$0.15	$0.13
Operating costs / G&A / Other	(0.03)	(0.04)	(0.03)	(0.04)
Adjusted EBITDA	$0.12	$0.09	$0.12	$0.09

(1)                           Includes equity compensation expense for all periods presented.  The first six months ended June 30, 2011 includes approximately $4 million of acquisition-related costs incurred during the first quarter of 2011.

(2)                           Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering, on May 5, 2010.

(3)                           Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

(4)                           Net revenue margin equals total net revenues minus storage related and natural gas sales cost.

(5)                           Excludes the impact of mark-to-market of open derivative positions.

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PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets	$40,104	$35,876
Property and equipment, net	1,255,434	877,808
Base gas	42,694	37,498
Goodwill, intangibles and other, net	432,408	47,546

Total assets	$1,770,640	$998,728

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$37,247	$15,015
Note payable to PAA	200,000	—
Long-term debt under credit facilities	226,100	259,900
Other long-term liabilities	178	423

Total liabilities	463,525	275,338

Total partners’ capital	1,307,115	723,390

Total liabilities and partners’ capital	$1,770,640	$998,728

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Numerator for basic and diluted earnings per limited partner unit: (1)
Net Income	$15,869	$4,927	$22,214	$4,927
Less: General partner’s incentive distribution paid (2)	—	—	—	—
Subtotal	15,869	4,927	22,214	4,927
Less: General partner incentive distribution paid (2)	(83)	—	(166)	—
Less: General partner 2% ownership (2)	(316)	(99)	(441)	(99)
Net income available to limited partners	15,470	4,828	21,607	4,828
Adjustment in accordance with application of the two-class method for MLPs (2)	—	—	—	—
Net income available to limited partners in accordance with application of the two-class method for MLPs (2)	$15,470	$4,828	$21,607	$4,828

Denominator:
Basic weighted average number of limited partner units outstanding (3)	71,119	45,519	65,325	45,519
Effect of dilutive securities:
Weighted average LTIP units	18	6	19	6
Diluted weighted average number of limited partner units outstanding (3)	71,137	45,525	65,344	45,525

Basic net income per limited partner unit	$0.22	$0.11	$0.33	$0.11

Diluted net income per limited partner unit	$0.22	$0.11	$0.33	$0.11

(1)                           Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(2)                           We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

(3)                           Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036

PAA NATURAL GAS STORAGE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Distributable cash flow (“DCF”)
Net Income	$15,869	$7,232	$22,214	$10,355
Depreciation, depletion and amortization	8,940	3,515	15,409	6,456
Equity compensation expense, net of cash payments	662	275	2,039	689
Maintenance capital expenditures	(109)	(18)	(215)	(217)
Mark-to-market of open derivative positions	(64)	230	(103)	(370)
Acquisition-related expense	55	—	4,050	—
DCF	$25,353	$11,234	$43,394	$16,913

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income and earnings per limited partner unit excluding selected items impacting comparability
Net Income	$15,869	$7,232	$22,214	$10,355
Selected items impacting comparability	1,253	658	7,105	473
Adjusted Net Income	$17,122	$7,890	$29,319	$10,828

Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$15,470	$4,828	$21,607	$4,828
Limited partners’ 98% of selected items impacting comparability (1)	1,228	473	6,963	473
Adjusted limited partners’ net income	$16,698	$5,301	$28,570	$5,301

Adjusted basic net income per limited partner unit	$0.23	$0.12	$0.44	$0.12

Adjusted diluted net income per limited partner unit	$0.23	$0.12	$0.44	$0.12

Basic weighted average units outstanding (2)	71,119	45,519	65,325	45,519

Diluted weighted average units outstanding (2)	71,137	45,525	65,344	45,525

(1)                           Calculation of limited partner net income is not applicable for the portion of the 2010 periods prior to the closing of our initial public offering on May 5, 2010.

(2)                           Includes common units and Series A subordinated units.  Series B subordinated units are not entitled to cash distributions unless and until they convert to Series A subordinated units or common units, which conversion is contingent on our meeting both certain distribution levels and certain in-service operational tests at our Pine Prairie facility.  As a result, the Series B subordinated units are not included in the calculation of basic or diluted net income per unit amounts.

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333 Clay Street, Suite 1500 Houston, Texas 77002 713-646-4100 / 800-564-3036